EXHIBIT 99.2

BlueLinx Second Quarter 2005 Operational & Financial Review

BlueLinx Holdings Inc. Safe Harbor Statement and Use of Non-GAAP and Pro Forma Information Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005, and in its periodic reports filed with the SEC from time to time. In addition, the statements in this presentation are made as of August 8, 2005. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to August 8, 2005. Use of Non-GAAP and Pro Forma Financial Information - To supplement GAAP financial statements, the Company uses non-GAAP, or pro forma measures of operating results. This non-GAAP, or pro forma financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges that are not material to the ongoing performance of the Company's business. Company management uses these non-GAAP and pro forma results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States.

George Judd President & Chief Operating Officer BlueLinx Holdings Inc. Operations Review

BlueLinx Holdings Inc. Unit Volume Growth vs. End-Use Market Growth Unit Volume Growth vs. End-Use Market Growth Unit Volume Growth vs. End-Use Market Growth

BlueLinx Holdings Inc. Quarterly Volume by Region $ millions (unaudited) *Unallocated Allowances and Adjustments consists of cash and competitive discounts, Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items.

BlueLinx Holdings Inc. Sales Variance by Product Segment $ millions (unaudited) *Unallocated Allowances and Adjustments consists of cash and competitive discounts, Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items.

BlueLinx Holdings Inc. Recent Price Trends Source: Data from Random Lengths Publications, Inc. Source: Data from Random Lengths Publications, Inc.

BlueLinx Holdings Inc. Gross Margin % Analysis Gross Margin % Analysis Gross Margin % Analysis

BlueLinx Holdings Inc. Channel Mix Analysis Channel Mix Analysis Channel Mix Analysis

BlueLinx Holdings Inc. Inventory Analysis * Other includes in-transit inventory accruals, discounts, allowances and reserves. $ millions (unaudited) (unaudited) (unaudited)

David Morris Chief Financial Officer & Treasurer BlueLinx Holdings Inc. Financial Review

BlueLinx Holdings Inc. Pro Forma Quarterly Revenue Review $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. **Unallocated Allowances and Adjustments consists of cash and competitive discounts, Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items.

BlueLinx Holdings Inc. Pro Forma Quarterly Gross Profit $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation.

BlueLinx Holdings Inc. Pro Forma Quarterly Operating Income $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22- 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22- 26 of this presentation.

BlueLinx Holdings Inc. Pro Forma Quarterly Net Income $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation.

BlueLinx Holdings Inc. Pro Forma YTD Revenue Review $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. **Unallocated Allowances and Adjustments consists of cash and competitive discounts, Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items. Canadian conversion, carve-out adjustments, service revenue and other miscellaneous items.

BlueLinx Holdings Inc. Pro Forma YTD Gross Profit $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation.

BlueLinx Holdings Inc. Pro Forma YTD Operating Income $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation.

BlueLinx Holdings Inc. Pro Forma YTD Net Income $ millions (unaudited) * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation. * See pro forma reconciliation and related footnotes on pages 22 - 26 of this presentation.

BlueLinx Holdings Inc. Unaudited Quarter End Balance Sheets $ millions $ millions

BlueLinx Holdings Inc. Unaudited Statement of Cash Flows $ millions *Certain 2004 amounts have been reclassified to conform with 2005 presentation. *Certain 2004 amounts have been reclassified to conform with 2005 presentation.

Appendix

BlueLinx Holdings Inc. Pro Forma 2Q04 Reconciliation $ thousands (unaudited) (unaudited) (unaudited)

BlueLinx Holdings Inc. Pro Forma YTD 04 Reconciliation $ thousands (unaudited) (unaudited) (unaudited)

BlueLinx Holdings Inc. 2004 Quarterly Pro Forma $ thousands (unaudited) (unaudited) (unaudited)

BlueLinx Holdings Inc. Notes to Unaudited Pro Forma Statement of Operations 1.) Reflects the elimination of the last-in first-out ("LIFO") expense / benefit recorded on the division's historical financial statements because of a change to the moving average cost method for inventories purchased from Georgia-Pacific. 2.) Reflects estimated incremental costs incurred or expected to be incurred after the consummation of the acquisition. Such items include property and casualty insurance premiums, health and welfare costs, human resources costs, finance costs, information technology costs, legal costs, non-cash stock compensation costs and other costs. 3.) Reflects the difference between the allocated value of property, plant and equipment and its historical recorded amount. 4.) Reflects the amortization expenses related to the estimated fair value of intangible assets as shown below: Estimated Amortization Fair Value Lives (Dollars in thousands) Customer relationships...................................................... $ 6,979 6 years Internally developed software ............................................. 4,107 3 years Supply agreements .......................................................... 5,322 6 years Total ................................................................ $ 16,408 5.) Reflects the estimated interest expense associated with the debt issued to consummate the acquisition. The revolving credit facility was assumed to have an average balance of $412, $510, $550 million, and $550 million, for the first, second, third and fourth quarter of fiscal 2004, respectively. The revolving credit facility was assumed to have an average balance of $374, $406, $391 million, and $357 million, for the first, second, third and fourth quarter of fiscal 2003, respectively. The revolving credit facility was assumed to bear interest at 4.89%, the interest rate prevailing at January 1, 2005. The term loan was assumed to have a balance of $100 million and to bear interest at 10%. The old mortgage was assumed to have a balance of $100 million and to bear interest at 10%. The actual interest rate borne by such debt may differ from the rates utilized. In addition, the actual amount of debt will vary and will cause variances in the actual interest expense. The revolving credit facility has a $15,000 monthly servicing fee. Additionally, the revolving credit facility bears a 0.375% unused line fee for any unused portion of the facility. The debt issuance costs related to the revolving credit facility and the term loan were amortized over their respective loan terms of 5 and 5.5 years.

BlueLinx Holdings Inc. Notes to Unaudited Pro Forma Statement of Operations 6.) Reflects the income tax provision at our actual effective tax rate for the period from inception (March 8, 2004) to January 1, 2005 of 40.7%. 7.) Reflects preferred stock dividends at 10%. 8.) We used the net proceeds from the offering and proceeds from our revolving credit facility (i) to repay our operating company's $100 million term loan plus accrued and unpaid interest thereon, (ii) to redeem the remainder of our series A preferred stock, of which $38.5 million in stated amount was outstanding, and pay all accrued and unpaid dividends thereon and (iii) for general corporate purposes. On October 27, 2004, we and our subsidiaries obtained from Column Financial, Inc., a wholly-owned subsidiary of Credit Suisse First Boston LLC, a new mortgage loan in the amount of $165 million. Proceeds from the new mortgage loan obtained by us and our subsidiaries were used to (i) repay our existing $100 million in principal amount of mortgage debt plus $0.4 million in accrued and unpaid interest thereon and (ii) redeem 56,475 shares of our series A preferred stock at an aggregate redemption price of approximately $59.2 million (including all accrued and unpaid dividends thereon). The interest rate on the new mortgage loan is floating, and equal to LIBOR (subject to a 2% floor and a 6% cap) plus 2.25%. As of January 1, 2005, the interest rate on our new mortgage was 4.653%. 9.) Reflects non-recurring charges incurred that directly result from the acquisition. 10.) Pro forma basic and diluted weighted average number of shares of common shares outstanding were estimated as follows: (In thousands) Basic weighted average shares outstanding at January 1, 2005 .............. 29,500 Common shares issued in January 2005............................................. 685 30,185 (1) ____________________ (1) The Company has not included the dilutive effect of outstanding options as these amounts are not considered to be significant.